UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)  February 19, 2009

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa	50266
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (515) 225-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition
On February 19, 2009, FBL Financial Group, Inc. issued a news release reporting its financial results for the three months ended December 31, 2008. The news release is furnished as Exhibit 99.1 hereto and the Financial Supplement as Exhibit 99.2 hereto. This information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 7.01.     Regulation FD Disclosure

On February 20, 2009, Standard & Poor’s Ratings Services lowered the counterparty credit and financial strength ratings of FBL Financial Group subsidiaries Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company to “A-.” In addition, it lowered the counterparty credit rating on FBL Financial Group, Inc., the holding company, to “BBB-.” Standard & Poor’s outlook for these ratings is negative.

Item 8.01     Other Events
On February 19, 2009, FBL Financial Group, Inc. filed a Form S-3/A registration statement for its direct stock purchase plan, FBL Share Direct. This amended registration is subject to being declared effective by the Securities and Exchange Commission (SEC). FBL Share Direct has been in existence since 2001 and provides both current and prospective shareholders with a convenient and economical way of directly purchasing shares of FBL Financial Group Class A common stock and reinvesting dividends. Historically, shares utilized under this plan have been purchased in the open market. With today’s amended filing, this plan now includes a Direct Equity (waiver discount) component, which may be utilized from time to time to issue FBL shares. FBL does not currently have plans to utilize this direct equity feature, but has the flexibility to do so. Future issuances, if any, will depend on market conditions and FBL’s capital and liquidity position. Any utilization of this feature will be reported in FBL’s periodic filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: February 19, 2009

/s/ James P. Brannen
James P. Brannen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	News release of the registrant dated February 19, 2009
Exhibit 99.2	Financial Supplement for the quarter ended December 31, 2008